UnitedHealth Group Statement on Today’s Events

(Dec. 4, 2024) UnitedHealth Group today issued the following statement:

“We are deeply saddened and shocked at the passing of our dear friend and colleague Brian Thompson, the CEO of UnitedHealthcare. Brian was a highly respected colleague and friend to all who worked with him. We are working closely with the New York Police Department and ask for your patience and understanding during this difficult time. Our hearts go out to Brian’s family and all who were close to him.”

About UnitedHealth Group
UnitedHealth Group (NYSE: UNH) is a health care and well-being company with a mission to help people live healthier lives and help make the health system work better for everyone through two distinct and complementary businesses. Optum delivers care aided by technology and data, empowering people, partners and providers with the guidance and tools they need to achieve better health. UnitedHealthcare offers a full range of health benefits, enabling affordable coverage, simplifying the health care experience and delivering access to high-quality care. Visit UnitedHealth Group at www.unitedhealthgroup.com and follow UnitedHealth Group on LinkedIn.

# # #

Investors:	Zack Sopcak
Zack.Sopcak@uhg.com
952-936-7215

Media:	Eric Hausman
Eric.Hausman@uhg.com
952-936-3963